SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 12, 2003

Agere Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397	22-3746606
(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania	18109
(Address of principal executive offices)	(Zip Code)

(610) 712-1000
(Registrant’s Telephone Number)

Item 7.Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
Item 12. Results of Operations and Financial Condition.
SIGNATURE
INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
SAFE HARBOR STATEMENT
PRESENTATION OF JOHN T. DICKSON
PRESENTATION OF JOHN W. GAMBLE, JR.
PRESENTATION OF SOHAIL A. KAHN
SECOND PRESENTATION OF SOHAIL A. KHAN
PRESENTATION OF RONALD D. BLACK
SECOND PRESENTATION OF JOHN T. DICKSON

Item 7.Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.
99.1	Information about non-GAAP financial measures
99.2	Safe Harbor Statement
99.3	Presentation of John T. Dickson
99.4	Presentation of John W. Gamble, Jr.
99.5	Presentation of Sohail A. Khan
99.6	Second Presentation of Sohail A. Khan
99.7	Presentation of Ronald D. Black
99.8	Second Presentation of John T. Dickson

Item 9. Regulation FD Disclosure.

Item 12. Results of Operations and Financial Condition.

Attached as Exhibits 99.2 through 99.8 are slides presented by Agere on November 12, 2003. Attached as Exhibit 99.1 is information about non-GAAP financial measures contained in those slides.

The presentations contain information about our financial performance, excluding gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; amortization of goodwill and other acquired intangibles; net gain or loss from the sale of operating assets and cumulative effect of an accounting change. While not a substitute for information prepared in accordance with generally accepted accounting principles in the U.S., we believe that this information will help investors to more easily understand our operating financial performance, especially in light of the significant restructuring activities we have undertaken recently and better enable them to form views of our potential financial performance in the future. In addition, in past public disclosures, we have presented financial information excluding amortization of goodwill and other acquired intangibles and net gain or loss from the sale of operating assets when these amounts were unusually large and continued to do so to facilitate the comparison of financial information for different fiscal periods. These amounts are excluded from the information shown in the presentations to maintain consistency with prior public disclosures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC

Date: November 18, 2003	By:	/s/ John T. Dickson
	Name: Title:	John T. Dickson President and Chief Executive Officer